UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2024

Allurion Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41767	92-2182207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive
Natick, Massachusetts		01760
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 647-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 1.420455 shares of common stock, each at an exercise price of $8.10 per share of common stock	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement

On April 14, 2024, Allurion Technologies, Inc., a Delaware corporation (the “Company”), RTW Investments, LP (“RTW”), as agent for the purchasers (the “Purchasers”) party thereto from time to time (RTW in such capacity, the “Principal Purchaser”), and Acquiom Agency Services LLC (“Acquiom”), as collateral agent for the Purchasers and the Principal Purchaser, entered into a Note Purchase Agreement (the “Original Note Purchase Agreement”). Subsequently, on April 16, 2024, the Company, the Principal Purchaser, the Purchasers and Acquiom entered into the First Amendment to the Original Note Purchase Agreement (the “Amendment”; the Original Note Purchase Agreement, as amended by the Amendment, the “Amended Note Purchase Agreement”).

Pursuant to the Amended Note Purchase Agreement, the Company issued and sold $48 million aggregate principal amount of convertible senior secured notes (the “Notes”) to the Purchasers in a private placement transaction. The Company used the proceeds from the issuance of the Notes to refinance its outstanding obligations under the Fortress Credit Agreement (as defined below) in full and to pay fees and expenses in connection therewith and in connection with the transactions contemplated by the Amended Note Purchase Agreement. The Company has terminated and repaid in full the outstanding borrowings and other obligations under the Fortress Credit Agreement.

The Notes will bear interest at the annual rate of 6.0%, which interest is payable quarterly in cash or, at the Company’s option, in kind for the first three years. The maturity date for the Notes will be April 16, 2031. The Notes are guaranteed by Allurion Technologies, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Allurion Opco”), and certain other current and future subsidiaries of the Company, and are secured by substantially all the assets of the Company and the guarantors.

The Notes are convertible into shares of the Company's common stock, par value $0.0001 per share, at a Purchaser’s election at any time after the earliest of (i) the date on which Stockholder Approval (as defined below) is obtained, (ii) December 31, 2025, (iii) the date of a Fundamental Change Company Notice (as defined in the Amended Note Purchase Agreement), and (iv) the Make-Whole Fundamental Change Effective Date (as defined in the Amended Note Purchase Agreement), subject to certain terms and limitations in the Amended Note Purchase Agreement, based on the higher of (x) an initial conversion rate of 307.0797 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $3.26 per share, which represents a 35% premium to the trailing 30 day volume weighted average price (“VWAP”) of the Company's common stock on the New York Stock Exchange (the “NYSE”) as of the close of business on April 12, 2024) and (y) a 35% conversion premium to the lowest price per share in an equity financing for capital raising purposes ending on the date on which the Company has raised aggregate gross offering proceeds of at least $15,000,000 (the “Next Equity Financing”). Although the initial conversion price based on clause (x) above for the Notes is above the NYSE’s “Minimum Price” (as such term is defined in Section 312.03 of the NYSE Listed Company Manual), it is subject to a reset provision at the time of the Next Equity Financing that could result in the conversion price falling below such Minimum Price. Therefore, the Amended Note Purchase Agreement provides that unless and until requisite approval of the Company’s stockholders is obtained (“Stockholder Approval”), the Company will not deliver common stock upon conversion of the Notes in excess of 1% of the number of shares of the Company’s common stock outstanding as of April 14, 2024. The Company is required to include a proposal in its definitive proxy statement on Schedule 14A seeking Stockholder Approval no later than December 31, 2025. If the Company does not obtain Stockholder Approval at such meeting, it shall call a special meeting of stockholders each 90-day period thereafter at least two times, and thereafter at each subsequent annual meeting until Stockholder Approval is obtained or the Notes are no longer outstanding; provided, that shares of common stock issued upon conversion of the Notes prior to obtaining Stockholder Approval shall not be entitled to vote in favor of Stockholder Approval.

Subject to specified conditions, on or after April 16, 2028, the Notes are redeemable by us at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Pursuant to the terms of the Amended Note Purchase Agreement, each Purchaser is subject to a beneficial ownership conversion limitation such that no Purchaser shall be permitted to convert Notes to the extent it would result in such Purchaser and its affiliates beneficially owning more than 9.99% of the Company’s common stock.

Pursuant to the terms of the Amended Note Purchase Agreement, until the Notes are converted or repaid in full, RTW will be entitled to designate one representative who will serve as a non-voting board observer to the Company’s board of directors (the “Board”). The Company also must include an additional director nominee in the Company’s proxy statement for the election of the Class I directors at the Company’s 2024 annual meeting of stockholders, with the recommendation of the Board to vote in favor of such additional nominee as well as the “RTW Designated Director” (as defined in that certain Investor Rights and Lock-Up Agreement entered into as of August 1, 2023, by and among the Company and the investors party thereto). Such additional director nominee shall go through the Company’s director nomination process led by the Nominating and Corporate Governance Committee of the Board. RTW shall have the right to approve such additional nominee, with such approval not to be unreasonably withheld.

The Amended Note Purchase Agreement contains customary terms and covenants, including negative covenants, such as limitations on indebtedness, liens, disposition of assets and mergers. The Amended Note Purchase Agreement also contains financial maintenance covenants, which require (i) the Company and Allurion Opco to maintain not less than $12,500,000 in unrestricted cash in controlled accounts in the U.S. at all times, (ii) the Company to receive minimum trailing twelve-month consolidated Revenue (as defined in the Amended Note Purchase Agreement) at amounts designated in the Amended Note Purchase Agreement, tested quarterly beginning with the twelve-month period ending March 31, 2025, and (iii) the Company's and its subsidiaries’ consolidated business operations outside the United States to be profitable for the trailing three-month period, tested quarterly beginning with the three-month period ending December 31, 2025. The Amended Note Purchase Agreement also contains customary events of default, including defaults related to payment compliance, material inaccuracy of representations and warranties, covenant compliance, bankruptcy and insolvency proceedings, cross-payment defaults and cross-acceleration to certain other material indebtedness agreements, and judgment default.

The issuance of the Notes was conducted in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and by Rule 506 of Regulation D, promulgated by the Securities and Exchange Commission (the “SEC”), and on similar exemptions under applicable state laws. Each Purchaser party to the Amended Note Purchase Agreement has represented that it is an “accredited investor” (as defined in Regulation D of the Securities Act) and that it is acquiring the Notes for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the Notes.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The offer, issuance and sale of the Notes issued or issuable pursuant to the Amended Note Purchase Agreement have not been, and will not be, registered under the Securities Act or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing descriptions of the Amended Note Purchase Agreement and the Amendment are not complete and are qualified in their entirety by reference to the complete text of the Original Note Purchase Agreement and the Amendment, which are filed as Exhibits 10.1 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Amendment to Revenue Interest Financing Agreement

As previously announced, on February 9, 2023, Allurion Opco entered into the Revenue Interest Financing Agreement, dated as of February 9, 2023 (as modified by that certain Assignment and Assumption, dated April 27, 2023, that certain Assignment Agreement, dated as of July 28, 2023, that certain Company Assumption Agreement, dated as of August 1, 2023, and as otherwise amended, restated, amended and restated, supplemented and otherwise modified prior to the date hereof, the “Original RIFA”), with 4010 Royalty Investments ICAV, an Irish collective asset-management vehicle, for and on behalf of its sub-fund, 4010 Royalty Investments Fund 1, and 4010 Royalty Master Fund LP, a Cayman Islands limited partnership (as transferees of the investors initially party to the Original RIFA) (collectively, together with their successors and permitted assigns, the “Original RIFA Investors”).

On April 14, 2024, the Original RIFA was amended pursuant to the Omnibus Amendment (the “RIFA Amendment”) by and among the Company, Allurion Opco, Allurion Australia Pty Ltd, a proprietary limited company organized under the laws of Australia and a wholly-owned subsidiary of the Company, the Original RIFA Investors and RTW, to reflect certain modifications agreed between the parties thereto in connection with the Purchasers’ purchase of the Notes and the refinancing of the Fortress Credit Agreement. Among other things, the RIFA Amendment waived the existing event of default under the Original RIFA, increased the rate of revenue interest payments to be paid to RTW on all current and future products and digital solutions developed and to be developed by the Company (the “Royalty Rate”) for net sales under $100 million prior to December 31, 2026 from 6% to 12%, and increased the Royalty Rate on net sales in excess of $100 million on or after January 1, 2027 from 10% to 12%, subject to the terms and conditions of the RIFA Amendment.

The foregoing description of the RIFA Amendment is not complete and is qualified in its entirety by reference to the complete text of the RIFA Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to RTW Side Letter

As previously announced, the Company, Allurion Opco, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd. (as transferee from RTW Biotech Opportunities Ltd. (formerly known as RTW Venture Fund Limited)) (in each case, together with their successors and permitted assigns, the “Additional RIFA Investors”) entered into that certain letter agreement, dated as of May 2, 2023 (as modified by that certain Assignment Agreement, dated as of July 28, 2023, and that certain Assignment Agreement, dated as of April 9, 2024, the “Existing Side Letter”).

On April 14, 2024, the Company, Allurion Opco and the Additional RIFA Investors entered into the First Amendment to Amended and Restated Letter Agreement (the “Side Letter Amendment”) to reflect certain modifications to the Existing Side Letter in connection with the Purchasers’ purchase of the Notes. The Side Letter Amendment provides, among other things, that the Additional RIFA Investors may make a single election in certain circumstances to convert up to $7,500,000 of the purchase price that the Additional RIFA Investors paid for certain equity interests in the Company into an amount of financing provided by the Additional RIFA Investors to Allurion Opco pursuant to an additional revenue interest financing agreement with Allurion Opco.

The foregoing description of the Side Letter Amendment is not complete and is qualified in its entirety by reference to the complete text of the Side Letter Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 16, 2024, the Company terminated and repaid in full the outstanding borrowings under the Credit Agreement and Guaranty, dated as of August 1, 2023 (as amended by Amendment No. 1 to the Credit Agreement and Guaranty, dated as of December 29, 2023, the “Fortress Credit Agreement”), by and among the Company, Allurion Opco, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders” and each, a “Lender”) and Fortress Credit Corp., as administrative agent for the Lenders, including the release of all guarantees and liens related thereto in connection with entering into the Fortress Credit Agreement and repaying in full all outstanding obligations of the Fortress Credit Agreement.

Item 3.02 Unregistered sales of Equity Securities

The information set forth under the heading "Note Purchase Agreement" in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

Item 7.01 Regulation FD Disclosure

On April 17, 2024, the Company issued a press release announcing the closing of the transactions contemplated by the Note Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1*#+

Note Purchase Agreement dated as of April 14, 2024, by and among Allurion Technologies, Inc., RTW Investments, LP, as agent for the purchasers party thereto from time to time, and Acquiom Agency Services LLC, as collateral agent for the purchasers.

10.2*#	Omnibus Amendment, dated as of April 14, 2024, by and among Allurion Technologies, Inc., Allurion Technologies, LLC and certain entities that have engaged RTW Investments, LP as investment manager.
10.3*#

First Amendment to Amended and Restated Letter Agreement, dated as of April 14, 2024, by ad among Allurion Technologies, Inc., Allurion Technologies, LLC, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd.

10.4*

First Amendment to Note Purchase Agreement, dated as of April 16, 2024, by and among Allurion Technologies, Inc., RTW Investments, LP, as agent for the purchasers party thereto from time to time, and Acquiom Agency Services LLC, as collateral agent for the purchasers.

99.1*	Press Release issued by Allurion Technologies, Inc. on April 17, 2024.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

# Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

+ Certain provisions or terms of this exhibit (including any exhibits or schedules thereto) have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally an unredacted copy of any such exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allurion Technologies, Inc.

Date:	April 17, 2024	By:	/s/ Brendan Gibbons
Name: Brendan Gibbons Title: Chief Legal Officer